EXHIBIT 99


(DEERE LOGO)                   Contact:    Gregory T. Derrick
                                           Deere & Company
                                           Moline, IL 61265
                                           (309) 765-5290


DEERE REPORTS LOWER SECOND-QUARTER EARNINGS
PRIMARILY DUE TO WEAK FARM CONDITIONS
------------------------------------------------------------

For Immediate Release May 18, 1999


    MOLINE, IL --Deere & Company today reported worldwide net income of $150.1 million, or $.65 per share (basic and diluted), for the second quarter ended April 30, compared with $365.2 million, or $1.48 per share ($1.45 diluted), in last year's second quarter. Net income for the first six months of 1999 was $199.8 million, or $.86 per share (basic and diluted), compared with $568.5 million, or $2.29 per share ($2.26 diluted), last year.

    Farm equipment demand continued to decline during the quarter as a result of depressed agricultural commodity prices, which are reducing farm income. Most affected by the downturn has been the high-horsepower, high-margin farm machinery, the area in which Deere has a particularly strong market position. Although demand has moved down, the company is continuing to gain market share in many categories of agricultural equipment.

    "In spite of the impact of a sharp downturn in commodity prices and continuing weakness in domestic farm income, Deere has remained on a profitable course largely due to efforts to expand our non-agricultural businesses and to strengthen our international presence," noted Hans W. Becherer, chairman and chief executive officer. At the same time, he said the company's many process-excellence and supply management initiatives are moving ahead and are expected to bring future benefits in terms of quality improvement and cost efficiency.

    Worldwide net sales and revenues were $3.468 billion for the second quarter and $5.927 billion for the first six months, compared with $4.070 billion and $6.916 billion, respectively, last year. Net sales of the agricultural, construction, and commercial and consumer equipment divisions were $2.957 billion for the second quarter and $4.930 billion for the first six months of 1999, compared with $3.610 billion and $6.015 billion for the periods a year ago. Overseas sales were down 13 percent for the quarter and 9 percent for the first six months. Overall, the company's worldwide physical volume of sales decreased 17 percent for both the quarterly and six-month periods.

    Equipment operations had net income of $102.8 million for the second quarter and $109.5 million for the first six months of 1999, compared with $321.3 million and $488.2 million, respectively, last year. Worldwide equipment operating profit, which excludes interest costs, taxes and certain other corporate expenses, was $208 million for the quarter and $259 million for six months, compared with $551 million and $839 million last year.

 .    Worldwide agricultural equipment operating profit was $58
million for the second quarter and $82 million for the first six months, compared with $364 million and $570 million last year. Results continued to be adversely affected by lower sales and production levels, especially of high-horsepower, high-margin equipment, as well as by inefficiencies primarily related to the production cutbacks. In addition, sales incentive costs remained higher than last year with an emphasis on used goods. Overseas operations, which continued to benefit from many management initiatives, were again primary contributors to the division's profit. Largely due to the success of innovative new products, Deere's European operations experienced strong performance and saw further growth in market share.

 .    Worldwide construction equipment operating profit totaled
$54 million for the second quarter and $67 million for the first six months of 1999, compared with $91 million and $155 million for the periods last year. Initial stages of the company's Estimate to Cash order-fulfillment process resulted in lower sales to dealers and had an adverse impact on operating results. The process, launched earlier in the year, is aimed at better matching product availability to customer requirements while reducing field inventories. Also having a negative effect on second-quarter results were higher growth expenditures for the construction equipment division, as well as lower sales and production volumes of the power-systems operations.

 .    Worldwide commercial and consumer equipment operating
profit was $96 million for the quarter and $110 million for six months, compared with $96 million and $114 million last year. Current-year results were adversely affected by higher costs for the development, promotion and introduction of new products. This was partly offset by higher worldwide sales and production volumes resulting from a continuation of strong retail demand driven by the success of new products.

    Trade receivables for agricultural and construction equipment at April 30 were lower than a year ago, due to agricultural-equipment production volumes trailing retail demand and the impact on construction equipment of the previously mentioned Estimate to Cash effort. Receivables related to used agricultural equipment, although declining, continued at high levels. Commercial and consumer equipment trade receivables increased as a result of higher sales volumes and seasonal requirements. Company-owned inventories ended the quarter higher than a year ago due to the Estimate to Cash program as well as the introduction of new products and the start-up of new facilities for the manufacture of commercial and consumer equipment.

    Net income of the financial services operations was $45.5 million for the second quarter and $89.0 million for the first six months, compared with respective year-earlier totals of $41.2 million and $77.2 million. Quarterly results reflect significant improvement in the company's credit operations, partially offset by adverse underwriting results in the insurance business. For the first six months, both credit and health-care operations had higher earnings, which were partly offset by adverse underwriting results in insurance.

MARKET CONDITIONS AND OUTLOOK

 .    AGRICULTURAL EQUIPMENT. Due to extremely depressed
agricultural commodity prices, the farm sector remains under pressure. USDA estimates of net farm cash income deteriorated during the quarter and farm real estate values have been declining in many parts of the country. These trends reflect a continued imbalance between rising worldwide supplies of grain and oilseeds and soft demand for these commodities resulting from the economic problems in Asia and other parts of the world. Although there are indications that the Asian economies have begun to stabilize, demand from that region for farm commodities is not anticipated to increase this year. Commodity prices are also suffering from a strong harvest in key growing regions of South America. In addition, credit availability for equipment purchases in emerging markets is expected to remain limited. As a consequence of these factors, retail demand for farm equipment is now projected to decline by 25 to 30 percent in North America this year, with declines of 5 to 15 percent expected in other major markets. Accordingly, the company intends to proceed with further reductions in factory schedules to bring down field inventories.

 .    CONSTRUCTION EQUIPMENT. As a result of an environment of
low inflation and interest rates, housing starts are expected to be near last year's levels. Nonresidential construction is expected to show little growth this year, but public construction, led by highway expenditures, is forecast to increase by approximately 2 percent. However, company sales will be negatively affected by the Estimate to Cash initiative, which is resulting in reduced field inventories and, in its initial phases, lower sales to dealers. In addition, the construction-equipment market has experienced increased discounting and become more competitive. These factors are expected to lead to lower results for the company's construction-equipment operations than previously anticipated.

 .    COMMERCIAL AND CONSUMER EQUIPMENT. Retail demand for
Deere's commercial and consumer products is expected to remain at strong levels this year, driven principally by positive customer acceptance of the many innovative products recently introduced. This outlook assumes a continuation of current economic conditions and normal weather during the important spring selling season.

 .    FINANCIAL SERVICES. A larger overall receivable and lease
portfolio should provide the basis for continued improvement in the credit operations this year. Health care is also well positioned for improved results, while Deere's insurance operations face an increasingly challenging environment.

    Based on these conditions, the company's worldwide physical volume of sales is currently projected to decrease by 18 to 20 percent for the year, compared with 1998. Third-quarter physical volumes are also projected to be 18 to 20 percent lower than in the comparable 1998 period. As a result, Deere's major U.S. agricultural-equipment manufacturing facilities are scheduled to be shut down for approximately 25 percent of the working days during the second half of fiscal 1999, versus 11 percent in the first half of this year and 5 percent for the second half of 1998.

    Even though the decline in physical volume is steeper than had been anticipated in the first quarter, especially for large, high-margin products, the company "remains committed to balancing its receivables and inventories with the latest estimates of demand," Becherer said.

JOHN DEERE CAPITAL CORPORATION

    The following is disclosed on behalf of the company's credit subsidiary, John Deere Capital Corporation, in connection with the disclosure requirements applicable to its periodic issuance of debt securities in the public market. John Deere Capital Corporation's net income was $36.5 million in the second quarter and $73.9 million for the first six months of 1999, compared with $32.9 million and $63.5 million for the same periods last year. The 1999 second quarter and year-to-date results benefited from higher income on an 8 percent increase in the average balance of receivables and leases financed during the first six months and a reduction in leverage position, partially offset by higher operating expenses. In addition, year-to-date results benefited from higher gains on the sales of retail notes.

    Net receivables and leases financed by John Deere Capital Corporation were $7.690 billion at April 30, 1999, compared with $6.812 billion one year ago. The increase resulted from acquisitions exceeding collections during the last 12 months and the consolidation of the portfolio of its subsidiary, John Deere Credit Limited in Gloucester, England, pursuant to the recently announced acquisition of a controlling interest. This was partially offset by the previously mentioned retail note sales during the same period

SAFE HARBOR STATEMENT

    SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. Statements herein which relate to future operating periods, are subject to important risks and uncertainties that could cause actual results to differ materially. Forward- looking statements relating to the company's businesses involve certain factors that are subject to change, including: the many interrelated factors that affect farmers' confidence, including worldwide demand for agricultural products, world grain stocks, commodities prices, weather conditions, real estate values, animal diseases, crop pests, harvest yields and government farm programs; general economic conditions and housing starts; legislation, primarily legislation relating to agriculture, the environment, commerce and government spending on infrastructure; actions of competitors in the various industries in which the company competes; levels of new and used field inventories; production difficulties, including capacity and supply constraints; dealer practices; labor relations; interest and currency exchange rates (including the effect of conversion to the euro); technological difficulties (including Year 2000 compliance); accounting standards and other risks and uncertainties. Economic difficulties in Asia and other parts of the world could continue to adversely affect North American grain and meat exports. Retail sales of agricultural equipment are especially affected by the weather in the summer, while the number of housing starts is especially important to sales of construction equipment. The company's outlook is based upon assumptions relating to the factors described above, which are sometimes based upon estimates and data prepared by government agencies. Such estimates and data are often revised. Further information concerning the company and its businesses, including factors that potentially could materially affect the company's financial results, is included in the company's most recent quarterly report on Form 10-Q and other filings with the Securities and Exchange Commission.

SECOND QUARTER 1999 PRESS RELEASE

Net sales and revenues:
(millions of dollars except per share amounts)
                                       Three Months Ended
                                       April 30
                                                         %
                                       1999    1998    Change
Net sales:
  Agricultural equipment               $1,545  $2,217  -30
  Construction equipment                  617     715  -14
  Commercial and consumer equipment       795     678  +17
    Total net sales                     2,957   3,610  -18
Financial Services revenues               480     424  +13
Other revenues                             31      36  -14
    Total net sales and revenues       $3,468  $4,070  -15

United States and Canada:
  Equipment net sales                  $2,190  $2,733  -20
  Financial Services revenues             480     424  +13
    Total                               2,670   3,157  -15
Overseas net sales                        767     877  -13
Other revenues                             31      36  -14
    Total net sales and revenues       $3,468  $4,070  -15

Operating profit:
  Agricultural equipment               $   58  $  364  -84
  Construction equipment                   54      91  -41
  Commercial and consumer equipment        96      96
  Equipment Operations*                   208     551  -62
  Financial Services                       70      64  + 9
    Total operating profit                278     615  -55
Interest and corporate
  expenses - net                          (45)    (45)
Income taxes                              (83)   (205) -60
    Net income                         $  150  $  365  -59

Per Share:
  Net income                           $  .65  $ 1.48  -56
  Net income - diluted                 $  .65  $ 1.45  -55

* Includes overseas operating profit   $   99  $  105  - 6

Net sales and revenues:
(millions of dollars except per share amounts)
                                       Six Months Ended
                                       April 30
                                                         %
                                       1999    1998    Change
Net sales:
  Agricultural equipment               $2,667  $3,668  -27
  Construction equipment                1,060   1,293  -18
  Commercial and consumer equipment     1,203   1,054  +14
    Total net sales                     4,930   6,015  -18
Financial Services revenues               940     825  +14
Other revenues                             57      76  -25
    Total net sales and revenues       $5,927  $6,916  -14

United States and Canada:
  Equipment net sales                  $3,592  $4,548  -21
  Financial Services revenues             940     825  +14
    Total                               4,532   5,373  -16
Overseas net sales                      1,338   1,467  - 9
Other revenues                             57      76  -25
    Total net sales and revenues       $5,927  $6,916  -14

Operating profit:
  Agricultural equipment               $   82  $  570  -86
  Construction equipment                   67     155  -57
  Commercial and consumer equipment       110     114  - 4
  Equipment Operations*                   259     839  -69
  Financial Services                      136     121  +12
    Total operating profit                395     960  -59
Interest and corporate
  expenses - net                          (86)    (69) +25
Income taxes                             (109)   (323) -66
    Net income                         $  200  $  568  -65

Per Share:
  Net income                           $  .86  $ 2.29  -62
  Net income - diluted                 $  .86  $ 2.26  -62

* Includes overseas operating profit   $  152  $  162  - 6

Selected balance sheet data:
(millions of dollars and shares)
                            April 30    October 31  April 30
                            1999        1998        1998
Equipment Operations:
  Trade accounts and notes
    receivable - net        $ 4,272     $4,059      $4,384
  Inventories               $ 1,584     $1,287      $1,511

Financial Services:
  Financing receivables and
    leases financed - net   $ 8,846     $7,237      $7,595
  Financing receivables and
    leases administered -
    net                     $10,393     $9,625      $8,713
  Insurance companies'
    assets                  $ 1,008     $  995      $  985
  Health care companies'
    assets                  $   215     $  234      $  237

Average shares outstanding    232.2      243.3       248.1

DEERE & COMPANY                     CONSOLIDATED
STATEMENT OF CONSOLIDATED INCOME   (Deere & Company and
                                    Consolidated
                                    Subsidiaries)
Millions of dollars except per      Three Months Ended
  share amounts                     April 30
(Unaudited)                         1999      1998
Net Sales and Revenues
Net sales of equipment              $2,957.1  $3,609.9
Finance and interest income            274.9     239.1
Insurance and health care premiums     186.1     174.7
Investment income                       16.0      16.5
Other income                            34.3      29.4
    Total                            3,468.4   4,069.6

Costs and Expenses
Cost of goods sold                   2,438.7   2,737.2
Research and development expenses      113.1     114.2
Selling, administrative and general
  expenses                             340.6     340.6
Interest expense                       142.8     129.2
Insurance and health care claims
  and benefits                         152.3     139.1
Other operating expenses                50.1      41.9
    Total                            3,237.6   3,502.2

Income of Consolidated Group
  Before Income Taxes                  230.8     567.4
Provision for income taxes              82.7     205.2
Income of Consolidated Group           148.1     362.2

Equity in Income of Unconsolidated
  Subsidiaries and Affiliates
  Credit                                  .2        .2
  Insurance
  Health Care                                       .1
  Other                                  1.8       2.7
      Total                              2.0       3.0

Net Income                          $  150.1  $  365.2

Per Share:
  Net income                        $    .65  $   1.48
  Net income - diluted              $    .65  $   1.45

See Notes to Interim Financial Statements. Supplemental consolidating data are shown for the "Equipment Operations" and "Financial Services". Transactions between the "Equipment Operations" and "Financial Services" have been eliminated to arrive at the "Consolidated" data.

DEERE & COMPANY                     EQUIPMENT OPERATIONS
STATEMENT OF CONSOLIDATED INCOME   (Deere & Company with
                                    Financial Services
                                    on the Equity Basis)
Millions of dollars except per      Three Months Ended
share amounts                       April 30
(Unaudited)                         1999      1998
Net Sales and Revenues
Net sales of equipment              $2,957.1  $3,609.9
Finance and interest income             24.0      30.6
Insurance and health care premiums
Investment income
Other income                            17.2       9.4
    Total                             2,998.3   3,649.9

Costs and Expenses
Cost of goods sold                   2,442.8   2,741.9
Research and development expenses      113.1     114.2
Selling, administrative and general
  expenses                             237.1     243.1
Interest expense                        42.7      33.7
Insurance and health care claims
  and benefits
Other operating expenses                 1.5      13.6
    Total                            2,837.2   3,146.5

Income of Consolidated Group
  Before Income Taxes                  161.1     503.4
Provision for income taxes              58.3     182.1
Income of Consolidated Group           102.8     321.3

Equity in Income of Unconsolidated
  Subsidiaries and Affiliates
  Credit                                42.3      35.3
  Insurance                              1.6       4.3
  Health Care                            1.6       1.6
  Other                                  1.8       2.7
      Total                             47.3      43.9

Net Income                          $  150.1  $  365.2

DEERE & COMPANY                     FINANCIAL SERVICES
STATEMENT OF CONSOLIDATED INCOME

Millions of dollars except per      Three Months Ended
  share amounts                     April 30
(Unaudited)                         1999      1998
Net Sales and Revenues
Net sales of equipment
Finance and interest income         $  255.1  $  212.3
Insurance and health care premiums     192.5     182.0
Investment income                       16.0      16.5
Other income                            23.2      21.0
    Total                              486.8     431.8

Costs and Expenses
Cost of goods sold
Research and development expenses
Selling, administrative and general
  expenses                             104.9      98.9
Interest expense                       104.3      99.3
Insurance and health care claims
  and benefits                         153.7     141.2
Other operating expenses                54.3      28.4
    Total                              417.2     367.8

Income of Consolidated Group
  Before Income Taxes                   69.6      64.0
Provision for income taxes              24.3      23.1
Income of Consolidated Group            45.3      40.9

Equity in Income of Unconsolidated
  Subsidiaries and Affiliates
  Credit                                  .2        .2
  Insurance
  Health Care                                       .1
  Other
      Total                               .2        .3
Net Income                          $   45.5  $   41.2

DEERE & COMPANY                     CONSOLIDATED
STATEMENT OF CONSOLIDATED INCOME   (Deere & Company and
                                    Consolidated
                                    Subsidiaries)
Millions of dollars except per      Six Months Ended
  share amounts                     April 30
(Unaudited)                         1999      1998
Net Sales and Revenues
Net sales of equipment              $4,930.3  $6,014.6
Finance and interest income            534.0     472.4
Insurance and health care premiums     365.9     343.7
Investment income                       34.7      33.5
Other income                            62.1      51.5
    Total                            5,927.0   6,915.7

Costs and Expenses
Cost of goods sold                   4,092.5   4,603.7
Research and development expenses      209.0     208.8
Selling, administrative and general
  expenses                             642.5     623.7
Interest expense                       276.9     244.0
Insurance and health care claims
  and benefits                         306.2     277.7
Other operating expenses                92.8      69.5
    Total                            5,619.9   6,027.4

Income of Consolidated Group
  Before Income Taxes                  307.1     888.3
Provision for income taxes             109.2     323.0
Income of Consolidated Group           197.9     565.3

Equity in Income of Unconsolidated
  Subsidiaries and Affiliates
  Credit                                  .5
  Insurance
  Health Care                             .1        .1
  Other                                  1.3       3.1
      Total                              1.9       3.2

Net Income                          $  199.8  $  568.5

Per Share:
  Net income                        $    .86  $   2.29
  Net income - diluted              $    .86  $   2.26

See Notes to Interim Financial Statements. Supplemental consolidating data are shown for the "Equipment Operations" and "Financial Services". Transactions between the "Equipment Operations" and "Financial Services" have been eliminated to arrive at the "Consolidated" data.

DEERE & COMPANY                     EQUIPMENT OPERATIONS
STATEMENT OF CONSOLIDATED INCOME   (Deere & Company with
                                    Financial Services
                                    on the Equity Basis)
Millions of dollars except per      Six Months Ended
share amounts                       April 30
(Unaudited)                         1999      1998
Net Sales and Revenues
Net sales of equipment              $4,930.3  $6,014.6
Finance and interest income             45.8      62.8
Insurance and health care premiums
Investment income
Other income                            32.7      20.2
    Total                            5,008.8   6,097.6

Costs and Expenses
Cost of goods sold                   4,101.2   4,612.9
Research and development expenses      209.0     208.8
Selling, administrative and general
  expenses                             444.9     437.7
Interest expense                        82.7      55.4
Insurance and health care claims
  and benefits
Other operating expenses                 (.7)     15.3
    Total                            4,837.1   5,330.1

Income of Consolidated Group
  Before Income Taxes                  171.7     767.5
Provision for income taxes              62.2     279.3
Income of Consolidated Group           109.5     488.2

Equity in Income (Loss) of Unconsolidated
  Subsidiaries and Affiliates
  Credit                                83.9      68.1
  Insurance                               .6       9.8
  Health Care                            4.5       (.7)
  Other                                  1.3       3.1
      Total                             90.3      80.3

Net Income                          $  199.8  $  568.5

DEERE & COMPANY                     FINANCIAL SERVICES
STATEMENT OF CONSOLIDATED INCOME

Millions of dollars except per      Six Months Ended
  share amounts                     April 30
(Unaudited)                         1999      1998
Net Sales and Revenues
Net sales of equipment
Finance and interest income         $  495.8  $  415.5
Insurance and health care premiums     379.1     357.4
Investment income                       34.7      33.5
Other income                            44.0      33.5
    Total                              953.6     839.9

Costs and Expenses
Cost of goods sold
Research and development expenses
Selling, administrative and general
  expenses                             200.1     189.8
Interest expense                       201.9     194.5
Insurance and health care claims
  and benefits                         309.4     280.6
Other operating expenses               106.8      54.2
    Total                              818.2     719.1

Income of Consolidated Group
  Before Income Taxes                  135.4     120.8
Provision for income taxes              47.0      43.7
Income of Consolidated Group            88.4      77.1

Equity in Income (Loss) of Unconsolidated
  Subsidiaries and Affiliates
  Credit                                  .5
  Insurance
  Health Care                             .1        .1
  Other
      Total                               .6         .1
Net Income                          $   89.0   $   77.2

DEERE & COMPANY               CONSOLIDATED
CONDENSED CONSOLIDATED       (Deere & Company and
  BALANCE SHEET               Consolidated Subsidiaries)
Millions of dollars           April 30   October 31 April 30
(Unaudited)                   1999       1998       1998
Assets
Cash and short-term
  investments                 $   295.3  $   309.7  $   334.4
Cash deposited with
  unconsolidated subsidiaries
    Cash and cash equivalents     295.3      309.7      334.4
Marketable securities             858.0      867.3      867.0
Receivables from
  unconsolidated subsidiaries
  and affiliates                   42.7       36.2       31.3
Trade accounts and notes
  receivable - net              4,271.8    4,059.2    4,383.8
Financing receivables - net     7,521.6    6,332.7    6,880.6
Other receivables                 407.0      536.8      364.7
Equipment on operating
  leases - net                  1,417.5    1,209.2      988.8
Inventories                     1,584.4    1,286.7    1,511.1
Property and equipment - net    1,672.7    1,700.3    1,554.1
Investments in unconsolidated
  subsidiaries and affiliates     181.4      172.0      154.6
Intangible assets - net           273.9      217.6      186.4
Prepaid pension costs             651.7      674.3      563.6
Deferred income taxes             456.8      396.3      529.6
Other assets and
  deferred charges                224.5      203.2      203.2
    Total                     $19,859.3  $18,001.5  $18,553.2

Liabilities and Stockholders'
  Equity
Short-term borrowings         $ 6,648.9  $ 5,322.1  $ 5,993.3
Payables to unconsolidated
  subsidiaries and affiliates      51.1       31.1       33.9
Accounts payable and
  accrued expenses              2,586.6    2,853.2    2,704.4
Insurance and health care
  claims and reserves             405.8      411.3      392.6
Accrued taxes                      94.5      144.9      229.4
Deferred income taxes              18.4       19.7       21.5
Long-term borrowings            3,485.1    2,791.7    2,517.0
Retirement benefit accruals
  and other liabilities         2,394.3    2,347.7    2,395.8
    Total liabilities          15,684.7   13,921.7   14,287.9
Stockholders' equity            4,174.6    4,079.8    4,265.3
    Total                     $19,859.3  $18,001.5  $18,553.2

See Notes to Interim Financial Statements. Supplemental consolidating data are shown for the "Equipment Operations" and "Financial Services." Transactions between the "Equipment Operations" and "Financial Services" have been eliminated to arrive at the "Consolidated" data.

DEERE & COMPANY              EQUIPMENT OPERATIONS
CONDENSED CONSOLIDATED      (Deere & Company with Financial
  BALANCE SHEET              Services on the Equity Basis)
Millions of dollars          April 30   October 31 April 30
(Unaudited)                  1999       1998       1998
Assets
Cash and short-term
  investments                $    61.1  $    68.3  $    91.3
Cash deposited with
  unconsolidated subsidiaries     68.1      139.6      222.7
    Cash and cash equivalents    129.2      207.9      314.0
Marketable securities
Receivables from
  unconsolidated subsidiaries
  and affiliates                 242.2       95.5      281.5
Trade accounts and notes
  receivable - net             4,271.8    4,059.2    4,383.8
Financing receivables - net       93.5       85.8       79.7
Other receivables                 43.8      139.4
Equipment on operating
  leases - net                              218.6      194.7
Inventories                    1,584.4    1,286.7    1,511.1
Property and equipment - net   1,624.4    1,653.9    1,508.6
Investments in unconsolidated
  subsidiaries and affiliates  1,756.1    1,620.4    1,539.3
Intangible assets - net          267.0      210.1      178.2
Prepaid pension costs            651.7      674.3      563.6
Deferred income taxes            435.7      372.6      485.5
Other assets and
  deferred charges               147.5      141.6      134.5
    Total                    $11,247.3  $10,766.0  $11,174.5

Liabilities and Stockholders'
  Equity
Short-term borrowings        $ 2,191.7  $ 1,512.4  $ 1,741.5
Payables to unconsolidated
  subsidiaries and affiliates     51.1       43.0       33.9
Accounts payable and
  accrued expenses             1,781.6    2,098.1    1,979.0
Insurance and health care
  claims and reserves
Accrued taxes                     86.4      142.1      219.8
Deferred income taxes              5.0       19.7       21.1
Long-term borrowings             596.5      552.9      551.7
Retirement benefit accruals
  and other liabilities        2,360.4    2,318.0    2,362.2
    Total liabilities          7,072.7    6,686.2    6,909.2
Stockholders' equity           4,174.6    4,079.8    4,265.3
    Total                    $11,247.3  $10,766.0  $11,174.5

DEERE & COMPANY               FINANCIAL SERVICES
CONDENSED CONSOLIDATED
  BALANCE SHEET
Millions of dollars           April 30   October 31 April 30
(Unaudited)                   1999       1998       1998
Assets
Cash and short-term
  investments                 $   234.1  $  241.5   $  243.2
Cash deposited with
  unconsolidated subsidiaries
    Cash and cash equivalents     234.1     241.5      243.2
Marketable securities             858.0     867.3      867.0
Receivables from
  unconsolidated subsidiaries
  and affiliates                    5.1
Trade accounts and notes
  receivables - net
Financing receivables - net     7,428.1   6,246.9    6,801.0
Other receivables                 363.2     397.3      364.7
Equipment on operating
  leases - net                  1,417.5     990.6      794.1
Inventories
Property and equipment - net       48.3      46.4       45.5
Investments in unconsolidated
  subsidiaries and affiliates      10.2      20.3       17.6
Intangible assets - net             6.9       7.6        8.2
Prepaid pension costs
Deferred income taxes              21.1      23.7       44.1
Other assets and
  deferred charges                 77.0      61.5       68.6
    Total                     $10,469.5  $8,903.1   $9,254.0

Liabilities and Stockholders'
  Equity
Short-term borrowings         $ 4,457.2  $3,809.7   $4,251.8
Payables to unconsolidated
  subsidiaries and affiliates     272.7     187.0      473.0
Accounts payable and
  accrued expenses                804.9     755.1      725.4
Insurance and health care
  claims and reserves             405.8     411.3      392.6
Accrued taxes                       8.1       2.8        9.6
Deferred income taxes              13.4                   .4
Long-term borrowings            2,888.6   2,238.8    1,965.3
Retirement benefit accruals
  and other liabilities            33.9      29.7       33.6
    Total liabilities           8,884.6   7,434.4    7,851.7
Stockholders' equity            1,584.9   1,468.7    1,402.3
    Total                     $10,469.5  $8,903.1   $9,254.0

DEERE & COMPANY                     CONSOLIDATED
CONDENSED STATEMENT OF             (Deere & Company and
  CONSOLIDATED CASH FLOWS           Consolidated Subsidiaries)
                                    Six Months Ended
                                    April 30
Millions of dollars (Unaudited)     1999       1998
Cash Flows from Operating Activities
Net income                          $  199.8   $  568.5
Adjustments to reconcile net income
  to net cash provided by (used for)
  operating activities                (527.4)  (1,210.9)
    Net cash provided by (used for)
      operating activities            (327.6)    (642.4)

Cash Flows from Investing Activities
Collections and sales of
  financing receivables              3,378.8    3,130.8
Proceeds from maturities and
  sales of marketable securities        76.6       73.1
Cost of financing receivables
  acquired                          (4,007.1)  (3,603.1)
Purchases of marketable securities      (62.5)   (117.3)
Purchases of property and
  equipment                            (116.5)   (161.2)
Cost of operating leases acquired      (389.6)   (345.6)
Acquisitions of businesses              (62.2)    (48.4)
Other                                   105.6      95.9
  Net cash used for investing
    activities                       (1,076.9)   (975.8)

Cash Flows from Financing Activities
Increase in short-term
  borrowings                            904.2   1,659.7
Change in intercompany
  receivables/payables
Proceeds from long-term borrowings    1,548.9     781.0
Principal payments on long-term
  borrowings                           (915.2)   (334.2)
Proceeds from issuance of
  common stock                            3.1      20.7
Repurchases of common stock             (46.1)   (346.8)
Dividends paid                         (102.7)   (157.5)
Other                                    (1.2)       .9
  Net cash provided by
    financing activities              1,391.0   1,623.8

Effect of Exchange Rate
  Changes on Cash                         (.9)     (1.2)

Net Increase (Decrease) in Cash
  and Cash Equivalents                  (14.4)      4.4
Cash and Cash Equivalents at
  Beginning of Period                   309.7     330.0
Cash and Cash Equivalents at
  End of Period                     $   295.3 $   334.4

See Notes to Interim Financial Statements. Supplemental consolidating data are shown for the "Equipment Operations" and "Financial Services". Transactions between the "Equipment Operations" and "Financial Services" have been eliminated to arrive at the "Consolidated" data.

DEERE & COMPANY                     EQUIPMENT OPERATIONS
CONDENSED STATEMENT OF             (Deere & Company with
  CONSOLIDATED CASH FLOWS           Financial Services on the
                                    Equity Basis)
                                    Six Months Ended
                                    April 30
Millions of dollars (Unaudited)     1999      1998
Cash Flows from Operating Activities
Net income                          $  199.8  $   568.5
Adjustments to reconcile net income
  to net cash provided by (used for)
  operating activities                (658.4)  (1,344.6)
    Net cash provided by (used for)
      operating activities            (458.6)    (776.1)

Cash Flows from Investing Activities
Collections and sales of
  financing receivables                 12.3       15.3
Proceeds from maturities and
  sales of marketable securities
Cost of financing receivables
  acquired                             (22.2)     (11.7)
Purchases of marketable securities
Purchases of property and
  equipment                           (110.2)    (156.6)
Cost of operating leases acquired                 (37.5)
Acquisitions of businesses             (41.5)     (43.7)
Other                                    4.7       43.3
  Net cash used for investing
    activities                        (156.9)    (190.9)

Cash Flows from Financing Activities
Increase in short-term
  borrowings                           637.9    1,593.8
Change in intercompany
  receivables/payables                  (2.3)    (213.5)
Proceeds from long-term borrowings      48.9
Principal payments on long-term
  borrowings                                      (26.7)
Proceeds from issuance of
  common stock                           3.1       20.7
Repurchases of common stock            (46.1)    (346.8)
Dividends paid                        (102.7)    (157.5)
Other                                   (1.1)        .9
  Net cash provided by
    financing activities               537.7      870.9

Effect of Exchange Rate
  Changes on Cash                        (.9)      (1.1)

Net Increase (Decrease) in Cash
  and Cash Equivalents                 (78.7)     (97.2)
Cash and Cash Equivalents at
  Beginning of Period                  207.9      411.2
Cash and Cash Equivalents at
  End of Period                     $  129.2   $  314.0

DEERE & COMPANY                     FINANCIAL SERVICES
CONDENSED STATEMENT OF              Six Months Ended
  CONSOLIDATED CASH FLOWS           April 30
Millions of dollars (Unaudited)     1999         1998
Cash Flows from Operating Activities
Net income                          $ 89.0       $ 77.2
Adjustments to reconcile net income
  to net cash provided by (used for)
  operating activities                51.9         88.3
    Net cash provided by (used for)
      operating activities           140.9        165.5

Cash Flows from Investing Activities
Collections and sales of
  financing receivables            3,366.5      3,115.5
Proceeds from maturities and
  sales of marketable securities      76.6         73.1
Cost of financing receivables
  acquired                        (3,984.9)    (3,591.4)
Purchases of marketable securities   (62.5)      (117.3)
Purchases of property and
  equipment                           (6.3)        (4.7)
Cost of operating leases acquired   (389.6)      (308.2)
Acquisitions of businesses           (20.7)        (4.6)
Other                                100.8         53.9
  Net cash used for investing
    activities                      (920.1)      (783.7)

Cash Flows from Financing Activities
Increase in short-term
  borrowings                         266.3         65.9
Change in intercompany
  receivables/payables               (69.3)        86.3
Proceeds from long-term borrowings 1,500.0        781.0
Principal payments on long-term
  borrowings                        (915.2)      (307.5)
Proceeds from issuance of
  common stock
Repurchases of common stock
Dividends paid                       (10.0)       (31.8)
Other                                              (1.3)
  Net cash provided by
    financing activities             771.8        592.6

Effect of Exchange Rate
  Changes on Cash

Net Increase (Decrease) in Cash
  and Cash Equivalents                (7.4)       (25.6)
Cash and Cash Equivalents at
  Beginning of Period                241.5        268.8
Cash and Cash Equivalents at End
  of Period                         $234.1       $243.2

Notes to Interim Financial Statements

1. The "Consolidated" (Deere & Company and Consolidated Subsidiaries) data in each of the financial statements conform with the requirements of Financial Accounting Standards Board
(FASB) Statement No. 94. In the supplemental consolidating data in each of the financial statements, "Equipment Operations" (Deere & Company with Financial Services on the Equity Basis) include the Company's agricultural equipment, construction equipment and commercial and consumer equipment operations, with Financial Services reflected on the equity basis. Data relating to the above equipment operations, including the consolidated group data in the income statement, are also referred to as "Equipment Operations" in this report. The supplemental "Financial Services" consolidating data in each of the financial statements include Deere & Company's credit, insurance and health care operations.

2. Dividends declared and paid on a per share basis were as follows:

                         Three Months Ended   Six Months Ended
                         April 30             April 30
                         1999      1998       1999      1998
     Dividends declared  $.22      $.22       $.44      $.44
     Dividends paid *    $.22      $.44       $.44      $.64

     * In 1998, the payment dates for the dividends declared in the first and second quarters were both included in the second quarter. Each dividend was $.22 per share.

3. The calculation of primary net income per share is based on the average number of shares outstanding during the six months ended April 30, 1999 and 1998 of 232.2 million and
248.1 million, respectively. The calculation of diluted net income per share recognizes primarily the dilutive effect of the assumed exercise of stock options.

4.  In the first quarter of 1999, the Company adopted FASB
Statement No. 130, Reporting Comprehensive Income.
Comprehensive income includes all changes in the Company's equity during the period, except transactions with stockholders of the Company. Comprehensive income consisted of the following in millions of dollars:

                          Three Months      Six Months
                          Ended April 30    Ended April 30

                          1999     1998     1999     1998
Net income                $150.1   $365.2   $199.8   $568.5

Other comprehensive income:

Change in cumulative
  translation adjustment    (2.4)     8.1    (11.5)   (22.0)

Unrealized gain (loss) on
  marketable securities     (2.3)    (3.8)     2.2       .6

Comprehensive income      $145.4   $369.5   $190.5   $547.1